Exhibit 23.2

Consent of Deloitte & Touche LLP

We consent to the use in this Registration Statement on Form S-4 of Cambridge Holdco, Inc. of our report dated December 22, 2014 related to the combined financial statements of Parakou Tankers for the years ended December 31, 2013 and 2012, appearing in the Registration Statement and Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement and Prospectus.

/s/ Deloitte & Touche LLP

Singapore

December 22, 2014